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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2008

INDEPENDENCE LEAD MINES COMPANY
(Exact Name of Registrant as Specified in its Charter)

Arizona	001- 316	82-0131980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P O BOX 717 WALLACE, IDAHO	83873
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (208) 753-2525

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01  Completion of Acquisition or Disposition of Assets

On November 6, 2008, Independence Lead Mines Company (the “Company”) transferred substantially all of its assets to Hecla Merger Company, a wholly owned subsidiary of Hecla Mining Company (HL:NYSE) in accordance with the Asset Purchase Agreement, dated as of February 12, 2008, by and among Hecla Mining Company, Hecla Merger Company, and Independence Lead Mines Company, as amended on August 12, 2008. The Company’s assets transferred included the West Independence property and mining claims pertaining to the DIA agreement with Hecla regarding its Lucky Friday mine. In exchange for substantially all of the Company’s assets transferred, Hecla Mining Company issued a certificate for 6,936,884 shares of its common stock to the Company. The Company’s shareholders voted overwhelmingly in favor of the Asset Purchase Agreement and related proposals at a Special Meeting of Shareholders held on Monday, October 27, 2008.

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE LEAD MINES COMPANY

By: /s/ Bernard C. Lannen
President and Chief Executive Officer
Date: November 6, 2008